SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                   __________________________

                            FORM 8-K


         CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported):  December 17, 1996





                AMERICAN TRAVELLERS CORPORATION
     (Exact name of Registrant as specified in its charter)



  PENNSYLVANIA                    0-14391                   23-1738097
(State or other jurisdiction    (Commission File Number) (I.R.S. Employer
   of incorporation)                                     Identification No.)



     3220 Tillman Drive
     Bensalem, PA                                        19020
(Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including area code:  (215) 244-1600



ITEM 2:   Acquisitions or Disposition of Assets.

     Reference is made to the Registrant's Form 8-K dated August 25, 1996, which describes an Agreement and Plan of Merger dated as of August 25, 1996 by and between Conseco, Inc., an Indiana corporation ("Conseco"), and the Registrant (the "Merger Agreement"). On December 17, 1996, the merger of the Company with and into Conseco pursuant to the Merger Agreement was consummated. The Exchange Ratio as defined in the Merger Agreement is .5836, such that each outstanding share of the Registrant's Common Stock has been converted into the right to receive .5836 of a share of Conseco Common Stock. The Registrant's outstanding 6.5% Convertible Subordinated Debentures became convertible into shares of Conseco Common Stock on an equivalent basis.
                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         AMERICAN TRAVELLERS CORPORATION



                         BY:  /s/ SUSAN T. MANKOWSKI
                              Susan T. Mankowski
                              Vice President - Administration


DATE:  December 17, 1996